As filed with the Securities and Exchange Commission on September 4, 2026

Registration No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELEDON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1000967
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

19800 MacArthur Blvd., Suite 250

Irvine, California 92612

(Address, including zip code, of Principal Executive Offices)

Eledon Pharmaceuticals, Inc. 2020 Long Term Incentive Plan

Stock Option Agreement (Inducement Grant)

(Full title of the plan)

David-Alexandre C. Gros, M.D.

Chief Executive Officer

Eledon Pharmaceuticals, Inc.

19800 MacArthur Blvd., Suite 250

Irvine, California 92612

(949) 238-8090

(Name, address and telephone number, including area code, of agent for service)

COPY TO:

Shelly Heyduk, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of Eledon Pharmaceuticals, Inc. (the “Company” or “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statements on Form S-8, filed with the Commission on April 12, 2021 and August 11, 2023 (Commission File Nos. 333-255173 and 333-273900, respectively);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2025, filed with the Commission on March 19, 2026 (Commission File No. 001-36620);

(c)

The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April  30, 2026, that are incorporated by reference in Part III of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2025 (Commission File No. 001-36620);

(d)

The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March  31, 2026 and June 30, 2026, filed with the Commission on May 13, 2026 and August 13, 2026, respectively (each, Commission File No. 001-36620);

(e)	The Company’s Current Reports on Form 8-K, filed with the Commission on January 2, 2026 and June 22, 2026 (each, Commission File No. 001-36620); and

(f)

The description of the Company’s common stock, par value $0.001 per share (the “Common Stock”), contained in Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 19, 2026 (each, Commission File No. 001-36620), as well as any subsequent amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Bryan Smith. Mr. Smith is the General Counsel, Corporate Secretary, and Chief Compliance Officer of the Company and is compensated by the Company as an employee. Mr. Smith owns 0 shares of Common Stock, Company stock options to acquire up to an additional 1,479,000 shares of Common Stock and 64,500 restricted stock units that, when vested, will be delivered in the form of shares of Common Stock of the Company. Mr. Smith is eligible to receive stock awards by the Company under the 2020 Long Term Incentive Plan.

Item 6. Indemnification of Directors and Officers.

The Company’s certificate of incorporation provides for the elimination of personal monetary liability of directors and officers of the Company to the fullest extent permissible under Delaware law. Delaware law does not permit the elimination or limitation of director monetary liability for: (i) breaches of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) for a director, the willful or negligent payment of unlawful dividends or unlawful stock repurchases or redemptions; (iv) transactions in which the director received an improper personal benefit; or (v) for an officer, in any action by or in the right of the corporation.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a Delaware corporation to indemnify, on certain terms and conditions, any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action. The certificate of incorporation and by-laws of the Company require the Company to indemnify the Company’s directors and officers to the fullest extent permitted under Delaware law.

Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for liability: (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions by a director or officer not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for a director under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) for an officer in any action by or in the right of the corporation. The Company’s certificate of incorporation eliminates such personal liability of its directors and officers under such terms.

The Company’s certificate of incorporation also requires the Company to provide exculpation to the following senior corporate officers: (i) the Company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) “named executive officers” identified in the Company’s SEC filings, and (iii) other individuals who, by written agreement with the Company, have consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute, in each case who were serving in such position at the time of an act or omission as to which liability is asserted.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item  7. Exemption from Registration Claimed.

Not applicable.

Item  8. Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Eledon Pharmaceuticals, Inc. 2020 Long Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 19, 2026 (Commission File No. 001-36620) and incorporated herein by this reference).

4.2	Stock Option Agreement (Inducement Grant). Filed herewith.

5	Opinion of Bryan Smith, General Counsel Corporate Secretary, and Chief Compliance Officer of the Registrant (opinion re legality).

23.1	Consent of Deloitte & Touche LLP (consent of independent auditors).

23.2	Consent of Crowe LLP (consent of independent auditors).

23.3	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 4, 2026.

ELEDON PHARMACEUTICALS, INC.

By:	/s/ David-Alexandre C. Gros, M.D.
David-Alexandre C. Gros, M.D.
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David-Alexandre C. Gros, M.D. and Paul Little, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David-Alexandre C. Gros, M.D. David-Alexandre C. Gros, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2026

/s/ Paul Little Paul Little	Chief Financial Officer (Principal Financial and Accounting Officer)	September 4, 2026

Signature	Title	Date

/s/ Keith A. Katkin Keith A. Katkin	Director	September 4, 2026

/s/ Jan Hillson, M.D. Jan Hillson, M.D.	Director	September 4, 2026

/s/ Allan Kirk, M.D., Ph.D. Allan Kirk, M.D., Ph.D.	Director	September 4, 2026

/s/ June Lee, M.D. June Lee, M.D.	Director	September 4, 2026

/s/ John S. McBride John S. McBride	Director	September 4, 2026

/s/ Steven Perrin, Ph.D. Steven Perrin, Ph.D.	Director	September 4, 2026

/s/ James Robinson James Robinson	Director	September 4, 2026